UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 26, 2011

PolyMedix, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-51895	27-0125925
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

170 N. Radnor-Chester Road; Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(484) 598-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2011, Frank Slattery, Jr. (73) informed the board of directors of PolyMedix, Inc. (the “Company”) that, for personal reasons and not any disagreement with the Company, he would not stand for re-election to the board of directors of the Company at the Company’s 2011 annual meeting of stockholders to be held on June 17, 2011.    Mr. Slattery currently serves as the Chairman of the board of directors and as a member of the Audit Committee and the Nominating and Corporate Governance Committee.  Shaun O’Malley is expected to serve as Chairman of the board of directors upon Mr. Slattery’s completion of his present term as director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PolyMedix, Inc.

Date: April 29, 2011	By:	/s/ Edward F. Smith

Edward F. Smith Vice President, Finance and Chief Financial Officer